EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32022) pertaining to the Youthstream Media Networks, Inc. 2000 Stock Incentive Plan of our report dated September 27, 2002, with respect to the consolidated financial statements schedule of Youthstream Media Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.



                                                           /s/ Ernst & Young LLP


New York, New York
September 27, 2002